EXHIBIT 10.25

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
OR
AMENDED AND RESTATED SHORT-TERM LOAN AND SECURITY AGREEMENT

Form of Promissory Note

THIS AMENDED AND RESTATED NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS AMENDED AND RESTATED NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER

SECOND AMENDED AND RESTATED
SECURED CONVERTIBLE PROMISSORY NOTE (PLAN B)

$[INSERT AMOUNT]	[date or original note]

FOR VALUE RECEIVED, InterMetro Communications, Inc., a Nevada corporation (the "Company"), promises to pay to the order of [INSERT NAME] ("Holder"), at such address as the Holder shall direct, the principal sum of [INSERT AMOUNT] ($INSERT AMOUNT) plus accrued unpaid interest thereon on the earliest of (i) December 31, 2014 (as such date may be extended pursuant to the terms of the Amended Loan Agreement), (ii) at Holder's option by notice to the Company, the date the Holder's conversion right pursuant to Section 4(b) expires pursuant to Section 4(c), or (iii) simultaneously with the closing of (A) any transaction as a result of which the holders of the voting equity securities of the Company immediately before such transaction hold less than a majority of the voting equity securities of the acquiring or surviving entity immediately after such transaction or (B) the sale of all or substantially all of the assets of the Company (the "Maturity Date").  This Second Amended and Restated Note (Plan B) is subject to the following terms and conditions:

1.           Second Amended and Restated Note (Plan B).  This Second Amended and Restated Secured Convertible Promissory Note ("Second Amended and Restated Note (Plan B)") amends, restates and replaces in its entirety that certain Amended and Restated Secured Convertible Promissory Note dated ___________ in the original principal amount of $______________, which shall be null and void upon the execution of this Second Amended and Restated Note (Plan B) by the Company and its delivery to Holder.  The Amended and Restated Secured Convertible Promissory Note dated _____________ has not been paid in full.

2.           Loan Agreement; Payments.  This Second Amended and Restated Note (Plan B) is issued pursuant to, is secured by, and is subject to the terms and conditions of, that certain Amended and Restated Loan and Security Agreement dated October 5, 2010, among the Company, the Subsidiaries, Holder, the Agent and certain other lenders, as amended by that certain First Amendment thereto dated as of October 1, 2012 (collectively, the "Amended Loan Agreement").  (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Amended Loan Agreement.)  This Amended and Restated Note (Plan B) is one of a duly authorized issue of notes of the Company of substantially like tenor and effect (except for variations necessary to express the name of the payee and the principal amount of the loan) issued pursuant to the Amended Loan Agreement (collectively, the "Lender Notes").  All of the Lender Notes shall rank equally without preference or priority of any kind over one another.  In the event of a conflict between this Second Amended and Restated Note (Plan B) and the Amended Loan Agreement, the terms of the Amended Loan Agreement will govern.  Payments on this Second Amended and Restated Note (Plan B) shall be made in accordance with the terms set forth in the Amended Loan Agreement.

3.           Interest.  This Second Amended and Restated Note (Plan B) shall bear interest on the unpaid principal balance hereof from time to time outstanding at the rate set forth in the Amended Loan Agreement.  Accrued interest shall be payable on the dates set forth in the Amended Loan Agreement, and any accrued interest not paid when due shall thereafter bear interest at the same rate as the principal hereunder.

4.           Conversion.

(a)           Conversion at Any Time.  At any time that this Second Amended and Restated Note (Plan B) has an outstanding principal balance, the Holder may elect to convert the entire principal and accrued interest, or any portion of the foregoing designated by the Holder (collectively, the "Conversion Amount"), into such number of fully paid and non-assessable shares of the Company’s common stock as is determined by dividing the Conversion Amount by $0.50 (the "Conversion Price").

(b)           Mechanics of Conversion.  No fractional securities shall be issued upon conversion of this Second Amended and Restated Note (Plan B).  In lieu of any fractional security to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Purchase Price or Conversion Price, as the case may be.  To convert the Amended and Restated Note pursuant to Section 4(a), the Holder shall surrender the Second Amended and Restated Note (Plan B) and shall give written notice to the Company in accordance with the notice provisions set forth in the Amended Loan Agreement, of the election to convert the same, which notice shall state the securities to be acquired (based on Section 4(a)).  In addition, the Holder’s conversion notice shall be accompanied by Financing Documents executed by the Holder if the Holder has elected to convert this Second Amended and Restated Note (Plan B) into securities issued in the Financing.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such conversion notice and surrender of the Second Amended and Restated Note (Plan B).  The Company shall, as soon as practicable thereafter, and in no event later than 10 days after the date of the conversion, issue and deliver to such address as the Holder may direct, a certificate or certificates for the securities to which such Holder shall be entitled and, if applicable, a new Second Amended and Restated Note (Plan B) in the principal amount which has not been converted pursuant to Section 4(a).

(c)           Adjustment of Conversion Price.  The Conversion Price and the securities deliverable upon conversion of this Second Amended and Restated Note (Plan B) in accordance with Section 4(a) are subject to adjustment upon occurrence of the following:

(i)           Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock.  The Conversion Price of this Second Amended and Restated Note (Plan B) shall be proportionally decreased and the number of securities deliverable upon the conversion of this Second Amended and Restated Note (Plan B) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock.  The Conversion Price of this Second Amended and Restated Note (Plan B) shall be proportionally increased and the number of securities deliverable upon the conversion of this Second Amended and Restated Note (Plan B) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

(ii)           Adjustment for Dividends or Distributions of Stock or Other Securities or Property.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon conversion of this Amended and Restated Note) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Second Amended and Restated Note (Plan B) on conversion hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such conversion prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had converted this Second Amended and Restated Note (Plan B) immediately prior to such making, issuance or record date.

(iii)           Reclassification, Conversion. If the Company, by reclassification of securities or conversion of securities or otherwise, shall change any of the securities as to which conversion rights under this Second Amended and Restated Note (Plan B) exist into the same or a different number of securities of any other class or classes, this Second Amended and Restated Note (Plan B) shall thereafter represent the right to acquire such number and kind of securities as would have been issuable if this Second Amended and Restated Note (Plan B) had been converted immediately prior to such reclassification or conversion or other change and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4(c).

(iv)           Adjustment for Capital Reorganization; Merger or Consolidation.  In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Second Amended and Restated Note (Plan B) shall thereafter be entitled to receive upon conversion of this Second Amended and Restated Note (Plan B) the number of shares of stock or other securities or property that a holder of the shares deliverable upon conversion of this Second Amended and Restated Note (Plan B) would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Second Amended and Restated Note (Plan B) had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4(c). The foregoing provisions of this Section 4(c)(iv) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Second Amended and Restated Note (Plan B).  If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Second Amended and Restated Note (Plan B) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Second Amended and Restated Note (Plan B) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Second Amended and Restated Note (Plan B).

(f)           No Impairment.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Second Amended and Restated Note (Plan B) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders set forth herein against impairment.

(g)           Reservation of Securities.  The Company shall reserve, so long as this Second Amended and Restated Note (Plan B) is outstanding, such securities as the Holder is entitled to receive upon conversion of this Second Amended and Restated Note (Plan B).  Prior to the issuance of any equity securities and whenever otherwise required, the Company shall amend its Articles of Incorporation to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) into which this Second Amended and Restated Note (Plan B) is entitled to be converted hereunder.

5.           Default.  Upon the occurrence of any Event of Default (as defined in the Amended Loan Agreement), the entire unpaid principal balance of this Second Amended and Restated Note (Plan B), all accrued and unpaid interest and all Obligations shall become or may be declared to be immediately due and payable, as provided in the Amended Loan Agreement.

6.           Voting Agreement.  Any shares of Common Stock and any other securities (that are voting securities) that are issuable under this Second Amended and Restated Note (Plan B) are subject to a Voting Agreement of common date.

7.           General.  Principal of and interest on this Second Amended and Restated Note (Plan B) shall be payable in lawful money of the United States of America.  If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension.  The Company agrees to pay all costs and expenses (including without limitation reasonable attorney's fees) incurred by Holder or Agent in connection with the enforcement of this Second Amended and Restated Note (Plan B).  The Company hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Second Amended and Restated Note (Plan B).  This Second Amended and Restated Note (Plan B) is secured by the Amended Loan Agreement and all other present and future security agreements between the Company, Holder and Agent.  Nothing herein shall be deemed to limit any of the terms or provisions of the Amended Loan Agreement or any other present or future document, instrument or agreement, between the Company, Holder and Agent, and all of Holder's rights and remedies hereunder and thereunder are cumulative.  In the event any one or more of the provisions of this Second Amended and Restated Note (Plan B) shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Second Amended and Restated Note (Plan B) and the remaining provisions of this Second Amended and Restated Note (Plan B) shall remain in full force and effect.  This Second Amended and Restated Note (Plan B) is payable in, and shall be governed by the laws of, the State of California.  Any notices which the Company or the Holder is required or desires to give to the other shall be in writing and shall be deemed to have been given when given as provided in the Amended Loan Agreement.  This Second Amended and Restated Note (Plan B), and the obligations of the Company hereunder, shall be binding upon the Company, and shall inure to the benefit of the Holder, and their respective heirs, executors, administrators, successors and assigns.

7.           No Shareholder Rights.  Nothing contained in this Second Amended and Restated Note (Plan B) shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholders of the Company; and no dividends shall be payable or accrued in respect of this Second Amended and Restated Note (Plan B) or the interest represented hereby, or the equity securities into which this Second Amended and Restated Note (Plan B) may be converted, until, and only to the extent that, this Second Amended and Restated Note (Plan B) shall have been converted as provided herein.

INTERMETRO COMMUNICATIONS, INC.,
a Nevada corporation

By: /s/ Charles Rice
      Charles Rice, President